UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Stephen Postlewhite, previously the Chief Executive Officer of Aspen Insurance, ceased to perform duties for Aspen Insurance Holdings Limited (the “Company”) effective January 26, 2018.

Under the terms of the Settlement Agreement, dated May 9, 2018 (the “Settlement Agreement”), between Mr. Postlewhite and Aspen Insurance U.K. Services Limited (“Aspen U.K. Services”), Mr. Postlewhite’s employment with the Company ended on April 30, 2018 (the “Termination Date”). Mr. Postlewhite’s salary and other contractual benefits were paid up to the Termination Date.

Pursuant to the Settlement Agreement, and in accordance with the terms of the Service Agreement between Mr. Postlewhite and Aspen U.K. Services, dated September 4, 2014, as amended (the “Service Agreement”), Mr. Postlewhite will receive (i) £85,500 for his entitlement to an annual incentive award for the year in which the Termination Date occurred and (ii) £766,756 as a severance payment. All performance shares and restricted share units which were granted to Mr. Postlewhite under the Company’s 2013 Share Incentive Plan, as amended, which had not vested and been distributed to Mr. Postlewhite as at the Termination Date were forfeited on the Termination Date.

This summary is qualified in its entirety by the Settlement Agreement which is attached hereto as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Unless otherwise specified above, the following exhibit is filed as part of this report:

10.1	Settlement Agreement between Stephen Postlewhite and Aspen U.K. Services, dated May 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 11, 2018	By:	/s/Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer